Right to Purchase 6.55 Ordinary Shares of Columbus Geographic Systems, Ltd (subject to adjustment as provided herein)

SHARE PURCHASE WARRANT

No ______

Issue Date: as of July 3, 2007

COLUMBUS GEOGRAPHIC SYSTEMS, Ltd, a corporation organized under the laws of the State of Israel (the "**Company**"), hereby certifies that, for value received, Bi-Country Holdings Ltd, with offices at ________________________________, or its assigns (the "**Holder**"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date and for seven years thereafter (the "**Expiration Date**"), up to 6.55 (six point fifty five) fully paid and nonassessable Ordinary Shares of the Company at a per share purchase price of $15,625 (fifteen thousand six hundred and twenty five US dollars) making a total aggregate purchase of $102,343.75 (one hundred and two thousand three hundred forty three point seventy five US Dollars) upon the exercise of all Warrant Shares ("**Total Purchase Amount**"). The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "**Purchase Price**." The number and character of such Ordinary Shares and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "**Subscription Agreement**"), dated as of July 3, 2007, entered into by the Company and, inter alia, the Holder.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Company" shall mean Columbus Geographic Systems, Ltd and any corporation which shall succeed or assume the obligations of Columbus Geographic Systems, Ltd hereunder.

(b) The term Ordinary Shares includes (a) the Company's ordinary shares NIS1.0 par value per share, as authorized on the date of the Securities Purchase Agreement and (b) any Other Securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Ordinary Shares) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Ordinary Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Ordinary Shares or Other Securities pursuant to Section 5 hereunder or otherwise.

(d) The term "Warrant Shares" shall mean the Ordinary Shares issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, Ordinary Shares of the Company, subject to adjustment pursuant to Section 4.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "**Subscription Form**") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, or as otherwise directed by the Company in writing in the amount obtained by multiplying the number of Ordinary Shares for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole Ordinary Shares designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of Ordinary Shares for which such Warrant may still be exercised for the balance.

1.4. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.5. Trustee for Warrant Holders. In the event that a qualified bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the Ordinary Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter ("**Warrant Share Delivery Date**"), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable Ordinary Shares (or Other Securities) to which such Holder shall be entitled on such exercise, together with any other stock or other securities to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant.

2. Mandatory Conversion (Put Option).

(a) The Warrant is exercisable, in whole or in part, at will by the Holder Notwithstanding the foregoing, the Holder shall be obliged to exercise the Warrant in the aggregate amount equal to the Total Cost Overrun multiplied by the Total Purchase Amount and divided by $500,000 (five hundred thousand US Dollars)(result defined as: "**Mandatory Conversion Amount**")

(b) The Total Cost Overrun is equal to the sum of the following three amounts, confirmed in writing by the auditors of the Company, less $240,000 (two hundred and forty thousand US Dollars):

(i) Total Costs involved in the purchase of control of a shell company as specified in **Schedule 2(b)(i)** hereto

(ii) Total Costs involved in the performance of the Company of its legal and regulatory obligations as a publicly traded company over and above the costs which the Company would ordinarily incur or need to incur even if its shares were not publicly traded during the Lock Up Period such term is defined in the Lock Up Agreement entered into as of even date hereof by the Company as specified in **Schedule 2(b)(ii)** hereto

(iii) Payments made to the public relations firm approved by the Holder during the Lock Up Period, as specified in **Schedule 2(b)(iii)** hereto

(c) Any matters not specified in Schedules 2(b)(i), (ii) and (iii), any payments to service providers not approved by the Holder and any amounts not approved in writing by the auditors of the Company shall not be included in the Total Costs Overrun for the purposes hereof

(d) All amounts previously paid by the Holder upon exercise of the Warrants shall be deducted from the Mandatory Conversion Amount

(e) Notwithstanding anything to the contrary herein, the Holder shall be entitled to pay the Mandatory Conversion Amount directly to the entities entitled to payments under Schedules 2(b)(i), (ii) and (iii), and all such direct payments shall be deemed for all purposes as payment made by the Holder to the Company on account of the Mandatory Conversion Amount as aforesaid

(f) Notwithstanding the above Mandatory Conversion provisions, the Holder shall not be obliged to exercise this Warrant if the number of Ordinary Shares issuable upon the exercise of this Warrant would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Ordinary Shares on such date

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1 Reorganization, Consolidation, Merger, etc In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company and (d) the shareholders of the Company shall enact a share for share transaction or other sale of their shares such that an entity, other than the Shareholders shall be the holder of more than 50% of the issued and outstanding share capital of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Ordinary Shares (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so

exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4

3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities receivable in accordance with Section 3.1 by the Holder upon their exercise after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4. Extraordinary Events Regarding Ordinary Shares . In the event that the Company shall (a) issue additional Ordinary Shares as a dividend or other distribution on outstanding Ordinary Shares , (b) subdivide its outstanding shares of Ordinary Shares , or (c) combine its outstanding Ordinary Shares into a smaller number of shares of the Ordinary Shares , then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such event and the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of Ordinary Shares that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of Ordinary Shares that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Ordinary Shares issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional Ordinary Shares issued or sold or deemed to have been issued or sold, (b) the number of Ordinary Shares outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of Ordinary Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6 Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all Ordinary Shares from time to time issuable on the exercise of the Warrant This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Ordinary Shares

7 Assignment; Exchange of Warrant Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "**Transferor**") On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "**Transferor Endorsement Form**") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "**Transferee**"), calling in the aggregate on the face or faces thereof for the number of Ordinary Shares called for on the face or faces of the Warrant so surrendered by the Transferor No such transfers shall result in a public distribution of the Warrant

8 Replacement of Warrant On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor

9 Maximum Exercise The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of Ordinary Shares which would be in excess of the sum of (i) the number of Ordinary Shares beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of Ordinary Shares issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4 99% of the outstanding Ordinary Shares on such date For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

11. Warrant Agent The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "**Warrant Agent**") for the purpose of issuing Ordinary Shares on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

12. Transfer on the Company's Books Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

14. Notices All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be

received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) three business days after deposited in the mail if delivered pursuant to subsection (ii) above. The addresses for such communications shall be: (i) if to the Company to: Columbus Geographic Systems, Ltd, ____, and (ii) if to the Holder, to the addresses and telecopier number set forth in the first paragraph of this Warrant, with an additional copy by telecopier only to: Gadi Graus, Adv., Gilat, Knoller, Graus & Co., Law Offices and Notary, 10 Carlibach St., Tel Aviv 67132, Israel, Tel:- 972-3-7611622, Fax: 972-3-5615642. The Company and Holder may change its address and fax number upon three business days prior notice given in accordance with this Section. In the event that notice is attempted to be given by fax and is unsuccessful three times due to a failure not attributable to the given of the notice, then such notice must be given by alternate method set forth above, but shall be deemed given as of when such fax notice would have been deemed made had the fax notice been successful.

15 Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated exclusively in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

16 Force Majeure. Any delay in or failure of performance by the Company or Subscribers shall not constitute a default or give rise to any claim hereunder if such default is exclusively a result of acts of G-d, war, riots, fire, sustained power failure, flood, strike, lockout, epidemics and national defense requirements, provided the party claiming excuse makes reasonable effort under the circumstances to comply with its obligations.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

COLUMBUS GEOGRAPHIC SYSTEMS, Ltd

By: ______________________________

Name:

Title:

Witness:

____

Exhibit A
FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: Columbus Geographic Systems, Ltd

The undersigned, pursuant to the provisions set forth in the attached Warrant (No ____), hereby irrevocably elects to purchase ___ _______ Ordinary Shares covered by such Warrant;

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $15,625 (fifteen thousand six hundred and twenty five US dollars) Such payment takes the form of $_________ in lawful money of the United States;

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _______________________________________ whose address is
____
____

Number of Ordinary Shares Beneficially Owned on the date of exercise: Less than ________ (__%) of the ____________ of Columbus Geographic Systems, Ltd

Dated:_________________

____
(Signature must conform to name of holder as specified on the face of the Warrant)

____
____
(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of Ordinary Shares of Columbus Geographic Systems, Ltd to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Columbus Geographic Systems, Ltd with full power of substitution in the premises

Transferees	Percentage Transferred	Number Transferred

Dated: _____________, __________

____
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

____
(Name)

____
____
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]

____
____
(address)

____
(Name)